JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A dated January 4, 2006 (including amendments thereto) with respect to the Common Stock of CKX, Inc. Each party to the Schedule 13D/A (including amendments thereto) is responsible for the accuracy and completeness of its own disclosure therein. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D/A.

Dated:   January 4, 2006

                                    /s/ Robert F.X. Sillerman
                                    --------------------------------------------
                                              ROBERT F. X. SILLERMAN

                                    SILLERMAN COMMERCIAL
                                    HOLDINGS PARTNERSHIP L.P.

                                    By:  Sillerman Investment Corporation,
                                         its General Partner


                                         By: /s/ Robert F.X. Sillerman
                                            ------------------------------------
                                            ROBERT F. X. SILLERMAN